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                                                            EXHIBIT NO. (j)(1)


















                              CUSTODIAN CONTRACT
                                   Between
                        MFS INTERMEDIATE INCOME TRUST
                                     and
                     STATE STREET BANK AND TRUST COMPANY









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                               TABLE OF CONTENTS


                                                                         Page

1.     Employment of Custodian and Property to be
       Held By It                                                          1

2.     Duties of the Custodian with Respect to Property
       of the Trust Held by the Custodian                                  2
       2.1        Holding Securities                                       2
       2.2        Delivery of Securities                                   2
       2.3        Registration of Securities                               7
       2.4        Bank Accounts                                            7
       2.5        Investment and Availability of Federal Funds             8
       2.6        Collection of Income                                     9
       2.7        Payment of Trust Monies                                  9
       2.8        Liability for Payment in Advance of Receipt of
                    Securities Purchased                                   12
       2.9        Appointment of Agents                                    12
       2.10       Deposit of Trust Assets in Securities System             13
       2.10A      Fund Assets Held in the Custodian's Direct
                    Paper System                                           13
       2.11       Segregated Account                                       16
       2.12       Ownership Certificates for Tax Purposes                  19
       2.13       Proxies                                                  19
       2.14       Communications Relating to Trust Portfolio Securities    19
       2.15       Reports to Trust by Independent Public
                    Accountants                                            20

3.     Duties of the Custodian with Respect to Property of
       the fund held outside of the United States                          21

       3.1        Appointment of Foreign Sub-Custodians                    21
       3.2        Assets to be Held                                        21
       3.3        Foreign Securities Depositories                          22
       3.4        Segregation of Securities                                22
       3.5        Agreements with Foreign Banking Institutions             22
       3.6        Access of Independent Accountants of the Fund            23
       3.7        Reports by Custodian                                     23
       3.8        Transactions in Foreign Custody Account                  24
       3.9        Liability of Foreign Sub-Custodians                      25
       3.10       Liability of Custodian                                   25
       3.11       Reimbursement of Advances                                26
       3.12       Monitoring Responsibilities                              27
       3.13       Branches of U.S. Banks                                   28


4.     Proper Instructions                                                 28

5.     Actions Permitted Without Express Authority                         29

6.     Evidence of Authority                                               30

7.     Duties of Custodian with Respect to the Books
       of Account and Calculation of Net Asset Value
       and Net Income                                                      30


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8.    Records                                                              31

9.     Opinion of Trust's Independent Accountant                           32

10.    Compensation of Custodian                                           32

11.    Responsibility of Custodian                                         32

12.    Effective Period, Termination and Amendment                         33

13.    Successor Custodian                                                 35

14.    Interpretive and Additional Provisions                              36

15.    Massachusetts Law to Apply                                          36

16.    Prior Contracts                                                     37



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                              CUSTODIAN CONTRACT



         This Contract between MFS Intermediate Income Trust, a business trust organized and existing under the laws of Massachusetts, having its principal place of business at 200 Berkeley Street, Boston, Massachusetts, hereinafter called the "Trust", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Trust hereby employs the Custodian as the custodian of the assets pursuant to the provisions of its Declaration of Trust. The Trust agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Trust from time to time, and the cash consideration received by it for such shares of beneficial interest, ("Shares") of the Trust as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Trust held or received by the Trust and not delivered to the Custodian.

         Upon  receipt of "Proper  Instructions"  (within the meaning of Article
4), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an


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applicable vote by the Board of Trustees of the Trust, and provided that the
Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2. Duties of the Custodian with Respect to Property of the Trust Held By the Custodian.

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Trust all non-cash property, including all securities owned by the Trust, other than securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System".

2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Trust held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper
         Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                           1) Upon sale of such securities for the account of the Trust and receipt of payment therefor;

                           2)       Upon the receipt of payment in
                      connection with any repurchase agreement related to such securities entered into by the Trust;

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                           3)       In the case of a sale effected through a
                      Securities System, in accordance with the provisions of Section 2.10 hereof;

                           4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Trust;

                           5) To the  issuer  thereof  or its  agent  when  such
                      securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                           6) To the issuer thereof,  or its agent, for transfer
                      into the name of the Trust or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                           7) Upon the sale of such securities for the account of the Trust, to the broker or its


                                    - 3 -


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                      clearing  agent,   against  a  receipt,  for
                      examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

                           8) For exchange or conversion pursuant to any plan of
                      merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                           9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

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                           10) For  delivery  in  connection  with any  loans of
                      securities made by the Trust, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of
                      cash  or   obligations   issued  by  the   United   States
                      government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Trust prior to the receipt of such collateral;

                           11) For delivery as security in  connection  with any
                      borrowings by the Trust requiring a pledge of assets by the Trust, but only against receipt of amounts borrowed;

                           12) For delivery in accordance with the provisions of
                      any agreement among the Trust, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation

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                      and of any  registered  national  securities
                      exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust;

                           13) For delivery in accordance with the provisions of
                      any agreement among the Trust, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Trust; and

                           14) For any other proper corporate purpose,  but only
                      upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant
                      Secretary, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

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2.3      Registration  of Securities.  Securities  held by the Custodian  (other than bearer securities) shall be registered in the name of the Trust or in the name of any nominee of the Trust or of any nominee of the Custodian which nominee shall be assigned exclusively to the Trust, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Trust, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Trust under the terms of this Contract shall be in "street name" or other good delivery form.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts (the "Trust's Account or Accounts") in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such Account or Accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust, other than cash maintained by the Trust in a bank Account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Trust may be deposited by it to its credit as Custodian in the Banking Department of the

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         Custodian  or in such other banks or trust  companies  as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Investment and Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,

                                    1) invest in such  instruments as may be set
                           forth in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Trust; and

                                    2) make federal funds available to the Trust
                           as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of the Trust which are deposited into the Trust's account.

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2.6      Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Trust shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Trust's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Trust on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Trust is properly entitled.

2.7 Payment of Trust Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Trust in the following cases only:

                           1) Upon the purchase of  securities,  for the account
                      of the Trust but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Trust or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; or (c) in the case of repurchase agreements entered into between the Trust and the Custodian, or another bank, or a broker-dealer which is a member of NASD,

                                    (i)  against   delivery  of  the  securities
                      either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or

                                    (ii)   against   delivery   of  the  receipt
                      evidencing purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the

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                      Custodian to repurchase such securities
                      from the Trust;

                           2) In connection with conversion, exchange or surrender of securities owned by the Trust as set forth in Section 2.2 hereof;

                           3) For  the  payment  of  any  expense  or  liability
                      incurred by the Trust, including but not limited to the following payments for the account of the Trust: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                           4)       For the payment of any dividends
                      declared pursuant to the governing documents of the Trust;

                           5) For payment of the amount of dividends received in respect of securities sold short;

                           6) For  any  other  proper  purpose,  but  only  upon
                      receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, setting forth the purpose for which such payment is

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                      to be made,  declaring  such purpose to be a
                      proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of the Trust is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Trust with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreements have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Trust Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Trust in a clearing agency registered with the Securities and Exchange Commission under
         Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                           1) The Custodian may keep  securities of the Trust in
                      a Securities System provided that such securities are represented in an account ("Custodian's Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                           2)       The records of the Custodian with
                      respect to securities of the Trust which are maintained in a Securities System shall identify by

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                      book-entry those securities belonging to
                      the Trust;

                           3) The Custodian  shall pay for securities  purchased
                      for the account of the Trust upon (i) receipt of advice from the Securities System that such securities have been transferred to the Custodian's Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust. The Custodian shall transfer securities sold for the account of the Trust upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Custodian's Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust. Copies of all advices from the Securities System of transfers of securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of the Trust in the form of a written advice or notice and shall furnish to the  Trust  copies  of daily  transaction
                      sheets reflecting each day's transactions in the Securities System for the account of the Trust.

                           4) The  Custodian  shall  provide  the Trust with any
                      report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

                           5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 12 hereof;

                           6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

2.10.A Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

                  1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

                  2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                  3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

                  4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

                  5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

                  6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.11 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Trust or commodity futures contracts or options thereon purchased or sold by the Trust, (iii) for the purposes of compliance by the Trust with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Trust held by it and in connection with transfers of securities.

2.13 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14 Communications Relating to Trust Portfolio Securities. The Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust and the maturity of futures contracts purchased or sold by the Trust) received by the Custodian from issuers of the securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.15 Reports to Trust by Independent Public Accountants The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States.

3.1      Appointment of Foreign Sub-Custodians.  The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 4 of this Contract, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 Segregation of Securities. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited.

3.5 Agreement with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than of for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

3.8      Transactions in Foreign Custody Account.

         (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if an to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or otherwise resulting from a bank or a securities depository failure to exercise reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other risk of loss (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) for which neither the Custodian nor State Street London Ltd. would be liable (including, but not limited to, losses due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care).

3.11 Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the

         Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13     Branches of U.S. Banks.
         (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Fund assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract. (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

4. Proper Instructions. Proper Instructions as used throughout this Contract means writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Trust's assets.

5.  Actions  Permitted  without  Express
Authority. The Custodian may in its discretion, without express authority from the Trust:

            1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust;
            2) surrender securities in temporary form for securities in definitive form;
            3) endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments; and
            4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust except as otherwise directed by the Board of Trustees of the Trust.

6. Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Trust to keep the books of account of the Trust and/or compute the net asset value per share of the outstanding shares of the Trust or, if directed in writing to do so by the Trust, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate weekly the net income of the Trust as described in the Trust's currently effective prospectus and shall advise the Trust and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the weekly income of the Trust shall be made at the time or times described from time to time in the Trust's currently effective prospectus.

8. Records. The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by the Trust and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

9.       Opinion of Trust's Independent Accountant

         The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-2, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

10.      Compensation of Custodian

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian.

11.      Responsibility of Custodian.

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract and shall be indemnified by the Trust for any action taken or omitted by it in the proper execution of instructions from the Trust. It shall be entitled to rely on and may act upon advice of counsel for the Trust on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Trust for such items and its fees. To secure any such authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of the Trust for any purpose which results in the Trust incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for it by the Custodian, in an amount not to exceed five percent of the Trust's gross assets, the specific securities to be designated in writing from time to time by the Trust or its investment adviser (the "Pledged Securities"). Should the Trust fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of the Pledged Securities as is necessary to repay any such advances.

12. Effective Period, Termination and Amendment. This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees have reviewed the use by the Trust of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and; provided further, however, (a) that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and (b) that the Trust may at any time by action of its Board of Trustees
(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

13. Successor Custodian. If a successor custodian shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Trust's securities held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Trust's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

14.  Interpretive and Additional Provisions

     In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

15.  Massachusetts Law to Apply

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

16.  Prior Contracts

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Trust and the Custodian relating to the custody of the Trust's assets.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in it name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 28th day of January, 1988.




ATTEST                                  MFS INTERMEDIATE INCOME TRUST




DANIEL M. JAFFE                         By:      RICHARD B. BAILEY
Daniel M. Jaffe                                  Richard B. Bailey



ATTEST                                  STATE STREET BANK AND TRUST COMPANY



J. FARRELL                              By:     ILLEGIBLE
J. Farrell, Assistant Secretary                 (Illegible)
                                                Vice President